UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 7, 2013

Danaher Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-08089	59-1995548
(Commission File Number)	(IRS Employer Identification No.)

2200 Pennsylvania Ave., N.W., Suite 800W, Washington, D.C.	20037-1701
(Address of Principal Executive Offices)	(Zip Code)

202-828-0850

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On May 7, 2013, at the annual meeting of shareholders of Danaher Corporation (the “Company”), the Company’s shareholders approved certain amendments (the “Amendment”) to the Company’s 2007 Stock Incentive Plan (the “Plan”). The approval of the Amendment also constituted approval of all of the material terms of the performance goals under the Plan for purposes of Section 162(m) of the Internal Revenue Code. Following is a brief description of the Amendment. The description is qualified in its entirety by reference to the amended 2007 Stock Incentive Plan attached hereto as Exhibit 10.1 and incorporated by reference herein.

•

Prior to the approval of the Amendment, the Plan authorized the delivery of up to 45,000,000 shares of Common Stock pursuant to awards, of which no more than 14,000,000 could be granted in any form other than stock options or stock appreciation rights (“SARs”). As amended, the Plan authorizes the delivery of up to an additional 17,000,000 shares for a total of 62,000,000 authorized shares, and no more than 18,500,000 of the 62,000,000 authorized shares may be granted in any form other than stock options or SARs.

•	The Amendment adds total shareholder return, core revenue and market share objectives as additional performance objectives that may be applied to Section 162(m)-designated awards under the Plan.

•	The Amendment provides that the Administrator of the Plan cannot cancel underwater options for cash without shareholder approval.

•

The Amendment provides that any dispute arising under the Plan will be conducted in the courts of New Castle County in the State of Delaware, or the United States Federal court for the District of Delaware.

•	The Amendment extends the duration of the Plan to May 15, 2020.

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The Company’s annual meeting of shareholders was held on May 7, 2013. At the annual meeting, the shareholders voted on the following proposals:

1. To elect the seven directors named in the Company’s proxy statement to terms expiring in 2014. Each nominee for director was elected by a vote of the shareholders as follows:

	For	Against	Abstain	Broker Non-Votes

Steven M. Rales	574,492,131	10,354,257	808,735	30,681,497

Donald J. Ehrlich	565,493,841	18,522,273	1,639,009	30,681,497

Linda Hefner Filler	576,301,360	7,570,182	1,783,581	30,681,497

Teri List-Stoll	578,082,319	5,945,927	1,626,877	30,681,497

Walter G. Lohr, Jr.	541,467,983	42,550,929	1,636,211	30,681,497

John T. Schwieters	575,094,538	8,923,836	1,636,749	30,681,497

Alan G. Spoon	572,388,593	11,642,388	1,624,142	30,681,497

2. To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2013. The proposal was approved by a vote of shareholders as follows:

For	612,170,755

Against	3,327,180

Abstain	838,685

3. To approve certain amendments to Danaher’s 2007 Stock Incentive Plan and all of the material terms of the performance goals under the Plan. The proposal was approved by a vote of shareholders as follows:

For	568,028,742

Against	16,546,348

Abstain	1,080,033

Broker Non-Votes	30,681,497

4. To approve on an advisory basis the Company’s named executive officer compensation. The proposal was approved by a vote of shareholders as follows:

For	508,441,995

Against	69,922,163

Abstain	7,290,965

Broker Non-Votes	30,681,497

5. To act upon a shareholder proposal requesting that Danaher’s Compensation Committee adopt a policy requiring that senior executives retain a significant percentage of shares acquired through equity pay programs until reaching normal retirement age. The proposal was rejected by a vote of shareholders as follows:

For	123,130,969

Against	460,877,020

Abstain	1,645,534

Broker Non-Votes	30,681,497

6. To act upon a shareholder proposal requesting that Danaher issue a report disclosing its political expenditures and political expenditure policies. The proposal was rejected by a vote of shareholders as follows:

For	192,357,159

Against	313,172,550

Abstain	80,125,414

Broker Non-Votes	30,681,497

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits:

10.1	2007 Stock Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DANAHER CORPORATION

By:	/s/ Daniel L. Comas
	Name:	Daniel L. Comas
	Title:	Executive Vice President and Chief Financial Officer

Dated: May 8, 2013

EXHIBIT INDEX

Exhibit No.	Description

10.1	2007 Stock Incentive Plan